UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

WisdomTree Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

245 Park Avenue

35th Floor

New York, NY 10167

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

R. Jarrett Lilien

The Board of Directors of WisdomTree Investments, Inc. (the “Company”) appointed R. Jarrett Lilien to serve as Executive Vice President and Head of Emerging Technologies, effective November 27, 2017. In connection with his appointment, Mr. Lilien resigned from the Company’s Board of Directors, effective December 11, 2017.

The following executive officer changes will be effective January 1, 2018:

Peter M. Ziemba

Peter M. Ziemba, the Company’s current Executive Vice President, Chief Legal Officer and Secretary, will become the Company’s Executive Vice President – Senior Advisor to the CEO and Chief Administrative Officer. Mr. Ziemba’s compensation arrangements will remain unchanged.

Gregory Barton

Gregory Barton, the Company’s current Executive Vice President and Chief Operating Officer, will replace Mr. Ziemba as the Company’s Executive Vice President, Chief Legal Officer and Secretary. Mr. Barton’s compensation arrangements will remain unchanged.

Stuart Bell

Stuart Bell, the Company’s current Director of International Business, will replace Mr. Barton as the Company’s Executive Vice President and Chief Operating Officer. In his most recent role, which he has held since October 2016, Mr. Bell worked across all facets of the Company’s businesses in Europe, Japan and Canada where he helped drive operational alignment and execution of the Company’s strategic growth objectives. Mr. Bell joined WisdomTree in September 2007 as Manager of Public Relations, adding to his responsibilities in January 2009 as Manager of Corporate Communications and Investor Relations, and thereafter from January 2012 to October 2016 as Director of Corporate Communications and Investor Relations. Before joining the Company, Mr. Bell worked at Sloane & Company, a strategic communications and investor relations firm. He received his B.A. in History, with departmental honors and honors in general scholarship, from Trinity College where he was Phi Beta Kappa and named the President’s Fellow in History. Mr. Bell is 34 years old.

Mr. Bell is employed by the Company for an indefinite term on an “at will” basis. His current base salary is $185,000 and he is eligible to participate in any annual incentive plan established by the Company’s Board of Directors or Compensation Committee and to participate in standard Company benefit plans. He also is subject to requirements relating to employee confidentiality, assignment of inventions and non-solicitation of employees.

David Abner

David Abner, the Company’s current Head of WisdomTree Europe since August 2016, will become an Executive Vice President of the Company. He joined the Company in April 2008 as Director of Institutional Sales and Trading. In January 2012, he was appointed Head of Capital Markets, a position he held until relocating to London in August 2016 to lead WisdomTree’s European efforts. From February 2006 to March 2008, Mr. Abner was Head of ETF Trading Americas at BNP Paribas. Prior to that, he spent 14 years at Bear Stearns where he was Head of ETF Trading within the Equity Derivatives group. A renowned ETF expert, Mr. Abner has authored two books on the subject, The ETF Handbook (Wiley, 2010, 2016) and The Visual Guide to ETFs (Bloomberg, 2013). He is also the creator of the ETF Implied Liquidity function, one of the most widely-used metrics for determining the potential investable liquidity of an ETF. Mr. Abner received his M.S. in Management and a B.A. in Economics from the State University of New York at Stony Brook. Mr. Abner is 48 years old.

A copy of the press release containing information about these executive officer changes is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1	Press Release, dated December 11, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree Investments, Inc.

Date: December 15, 2017	By:	/s/ Peter M. Ziemba
Peter M. Ziemba
Executive Vice President—Business and Legal Affairs, Chief Legal Officer

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